UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): June 5, 2007

Power Integrations, Inc.

(Exact name of Registrant as specified in its charter)

Delaware	000-23441	94-3065014
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5245 Hellyer Avenue

San Jose, California 95138-1002

(Address of principal executive offices)

(408) 414-9200

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02.	Results of Operations and Financial Condition.

On June 5, 2007, Power Integrations, Inc. issued a press release announcing its 2007 full year financial results. A copy of the press release is attached as Exhibit 99.1 to this current report and is incorporated herein by reference.

The information in this current report and in the accompanying exhibit shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that Section or Sections 11 and 12(a)(2) of the Securities Act of 1933, as amended. The information contained in this Item 2.02 and in the accompanying exhibit shall not be incorporated by reference into any filing with the U.S. Securities and Exchange Commission made by Power Integrations, Inc., whether made before or after the date hereof, regardless of any general incorporation language in such filing.

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On June 5, 2007, the Compensation Committee of the Board of Directors of Power Integrations, Inc. (the “Company”) took the following actions with respect to the Company’s chief executive officer, chief financial officer and other named executive officers as defined in Rule 402 of SEC Regulation S-K (collectively, the “Officers”):

2006 Bonuses

Approved the remaining payment of cash bonuses to the Officers pursuant to the Company’s 2006 Bonus Plan (the “2006 Plan”). The determination to pay the bonuses with respect to 2006 was based on the Company’s performance relative to targets for earnings per share, as adjusted to exclude certain expenses. As previously disclosed in a Current Report on Form 8-K filed with the SEC on February 9, 2007, a portion of the 2006 bonuses had previously been paid. With the finalization of the Company’s 2006 financial results, the remainders of the bonuses were calculated and paid. The total bonuses (including the prior amount approved and paid), the portion previously announced and paid, and the portion of the total bonus approved for payment at the June 5, 2007 meeting, are as follows:

Executive Officer	Title	Total 2006 Bonus	Previously Paid	Remaining Bonus Approved
Balu Balakrishnan	Chief Executive Officer	$495,000	$250,000	$245,000

Rafael Torres*	Chief Financial Officer	$90,090	$45,500	$44,590

Derek Bell	Vice President, Engineering	$198,000	$100,000	$98,000

Bruce Renouard	Vice President, Worldwide Sales	$198,000	$100,000	$98,000

John Tomlin	Vice President, Operations	$198,000	$100,000	$98,000

Cliff Walker	Vice President, Corporate Development	$198,000	$100,000	$98,000

*	Mr. Torres joined the Company in July 2006.

2007 Executive Officer Bonus Plan

Approved the 2007 Executive Officer Bonus Plan as follows:

Each Officer, as described below, was assigned a 2007 target bonus. Bonuses will be earned based on Company performance as against the 2007 Executive Officer Bonus Plan’s established revenue targets and operating income targets. The operating income targets are based on non-GAAP operating income, which excludes certain expenses, including (a) FAS 123R charges, (b) specified legal fees and settlements, and (c) any settlements with the Internal Revenue Service. Weighting of these components is as follows:

Revenue	25%
Operating Income	75%

Total	100%

Revenue Component of Executive’s Bonus:

No pay out will be made if Company 2007 actual revenue does not exceed at least an established minimum amount of revenue as set forth in the 2007 Executive Officer Bonus Plan. As 2007 actual revenue increases above the minimum amount of revenue, the actual bonus increases, up to 100% of the revenue component of the target bonus when actual revenue equals target revenue in the 2007 Executive Officer Bonus Plan, and continues increasing thereafter as actual revenue increases, up to a maximum of 200% of the revenue component of the target bonus.

Operating Income Component of Executive’s Bonus:

No pay out will be made if Company 2007 actual operating income does not exceed at least an established minimum amount of operating income as set forth in the 2007 Executive Officer Bonus Plan. As 2007 actual operating income increases above the minimum amount of operating income, the actual bonus increases, up to 100% of the operating income component of the target bonus when actual operating income equals target operating income in the 2007 Executive Officer Bonus Plan, and continues increasing thereafter as actual operating income increases, up to a maximum of 200% of the operating income component of the target bonus.

2007 Salaries and Target Bonuses

Approved the 2007 salaries (effective March 26, 2007) and target bonuses for the Officers as follows:

Executive Officer	Title	2007 Salary	2007 Target Bonus
Balu Balakrishnan	Chief Executive Officer	$385,000	$250,000

Rafael Torres	Chief Financial Officer	$245,000	$100,000

Derek Bell	Vice President, Engineering	$265,000	$100,000

Bruce Renouard	Vice President, Worldwide Sales	$255,000	$100,000

John Tomlin	Vice President, Operations	$265,000	$100,000

Cliff Walker	Vice President, Corporate Development	$250,000	$100,000

Item 9.01	Financial Statements and Exhibits.

Exhibit No.	Description
99.1	Press Release, dated June 5, 2007, announcing Power Integrations’ 2007 Full Year Financial Results.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Power Integrations, Inc.

By:	/s/ Rafael Torres
Name:	Rafael Torres
Title:	Chief Financial Officer

Dated: June 8, 2007

EXHIBIT INDEX

Exhibit No.	Description
99.1	Press Release, dated June 5, 2007, announcing Power Integrations’ 2007 Full Year Financial Results.